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                                                                    Exhibit 4(b)

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                        CONSTELLATION ENERGY GROUP, INC.

                                       AND

                              THE BANK OF NEW YORK

                                     Trustee

                                   ----------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 24, 2003

                                   ----------

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                                TABLE OF CONTENTS

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ARTICLE ONE
DEFINITIONS; GENERAL.....................................................................................1
         SECTION 1.1     Certain Additional Terms Defined................................................1
         SECTION 1.2     Rules of Construction...........................................................3
         SECTION 1.3     Authority.......................................................................3
         SECTION 1.4     Notice to Securityholders; Waiver...............................................3
ARTICLE TWO
CONVERSION OF SECURITIES.................................................................................4
         SECTION 2.1.    Conversion Privilege and Conversion Rate........................................4
         SECTION 2.2.    Exercise of Conversion Privilege................................................5
         SECTION 2.3.    Fractions of Shares.............................................................6
         SECTION 2.4.    Adjustment of Conversion Rate...................................................6
         SECTION 2.5.    Notice of Adjustments of Conversion Rate.......................................12
         SECTION 2.6.    Notice of Certain Corporate Action.............................................13
         SECTION 2.7.    Corporation to Reserve Common Stock: Registration; Listing.....................14
         SECTION 2.8.    Taxes on Conversions...........................................................14
         SECTION 2.9.    Covenant as to Common Stock....................................................14
         SECTION 2.10.   Cancellation of Converted Securities...........................................15
         SECTION 2.11.   Provision in Case of Consolidation, Merger or Sale of Assets...................15
         SECTION 2.12.   Responsibility of Trustee for Conversion Provisions............................16
ARTICLE THREE
MISCELLANEOUS...........................................................................................16
         SECTION 3.1.    Discharge of Indenture; Effect of Conversion on Application of Trust Money.....16
         SECTION 3.2.    Effect of Conversion on Trustee's Selection of Convertible Securities to be
                         Redeemed.......................................................................17
         SECTION 3.3.    Notice of Redemption; Additional Requirements..................................17
         SECTION 3.4.    Deposit of Redemption Price; Not Applicable to Converted Securities............17
         SECTION 3.5.    Undertaking for Costs; Not Applicable to Suits to Enforce Right to Convert.....17
         SECTION 3.6.    Conversion Agent; May Hold Securities..........................................17
         SECTION 3.7.    Supplemental Indenture Without Consent of Securityholders; Protection of
                         Securityholder Conversion Right in Consolidation, etc..........................18
         SECTION 3.8.    Ratification of Indenture......................................................18
         SECTION 3.9.    Governing Law..................................................................18
         SECTION 3.10.   Not Responsible for Recitals...................................................18
         SECTION 3.11.   Counterparts...................................................................18
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                                       ii

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                  FIRST SUPPLEMENTAL INDENTURE, dated as of January 24, 2003
(hereinafter called the "Supplemental Indenture"), between CONSTELLATION ENERGY GROUP, INC. a corporation duly organized and existing under the laws of the State of Maryland (hereinafter sometimes called the "Corporation"), and THE BANK OF NEW YORK, as Trustee, a New York banking corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes called the "Trustee").

                  WHEREAS, the Corporation and the Trustee have heretofore executed and delivered the Indenture dated as of March 24, 1999 (hereinafter called the "Indenture"), providing for the issuance from time to time of one or more series of Securities as defined therein,

                  WHEREAS, the Corporation wishes to supplement the Indenture to provide for the issuance from time to time of one or more further series of Securities ("Convertible Securities") convertible into Common Stock, no par value of the Corporation ("Common Stock"), as hereinafter defined subject to the terms of the Indenture, as supplemented hereby; and

                  WHEREAS, all things necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Convertible Securities, when executed by the Corporation and authenticated and delivered by the Trustee, the valid obligations of the Corporation and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects;

                  NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Convertible Securities by the holders thereof, the Corporation covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time hereafter of the Convertible Securities, as follows:

ARTICLE ONE DEFINITIONS; GENERAL

                  SECTION 1.1   Certain Additional Terms Defined.

                  In addition to terms defined in the Indenture and terms defined elsewhere in this Supplemental Indenture, the following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Supplemental Indenture shall have the respective meanings specified in this Section.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control", when used with

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respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving Convertible Securities of any series issued in global form or beneficial interest therein, the rules and procedures of the Depositary for such series, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Closing Price Per Share" means, with respect to the Common Stock, for any day, (i) the last reported sale price regular way on such day or, if no such sale takes place on such date, the average of the reported closing bid and asked prices regular way of such Common Stock, in each case on the principal national securities exchange on which such Common Stock is listed, if the Common Stock is listed on a national securities exchange, or the National Market System of the National Association of Securities Dealers, Inc. or, if the Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Corporation.

                  "Common Stock" means the Common Stock, no par value, of the Corporation authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time (including upon a change in the par value of such securities). Subject to the provisions of Section 2.11 of this Supplemental Indenture, shares issuable on conversion of Convertible Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Convertible Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "Conversion Agent" means any person authorized by the Corporation to convert Convertible Securities in accordance with Article Two hereof. Unless otherwise specified in or pursuant to the Board Resolution establishing any series of Convertible Securities, the Corporation initially appoints the Trustee to act as Conversion Agent.

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                  "Conversion Rate" has the meaning specified in Section 2.1 of this Supplemental Indenture.

                  "Corporation Request" means a written request or order signed in the name of the Company by (i) its Chairman of the Board, its President and Chief Executive Officer, a Vice President or the Treasurer and by (ii) its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Outstanding," when used with respect to Convertible Securities, shall have the same meaning as provided in Section 1.01 of the Indenture, except that Securities converted into Common Stock pursuant to Article Two of this Supplemental Indenture shall not be considered Outstanding.

                  "Record Date Period" means the period from the close of business of any regular record date next preceding any interest payment date to the opening of business on such interest payment date.

                  "Redemption Date," when used with respect to any Convertible Security to be redeemed, means the date fixed for such redemption by or pursuant to Article Four of the Indenture.

                  "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

                  SECTION 1.2   Rules of Construction.

                  Except as otherwise expressly provided for or unless the context otherwise clearly requires, in addition to the terms defined in Section
1.1 hereof, all terms defined in the Indenture have the same meaning herein as ascribed to them therein.

                  SECTION 1.3   Authority.

                  This Supplemental Indenture is made pursuant to and in accordance with Section 11.01 of the Indenture.

                  SECTION 1.4   Notice to Securityholders; Waiver.

                  Except as otherwise expressly provided herein, where this Supplemental Indenture provides for notice to Securityholders of any event, such notice shall be

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sufficiently given to Securityholders if in writing and mailed, first-class postage prepaid, to each Securityholder of a Security affected by such event, at the address of such Securityholders as it appears in the registry books of the Corporation, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

                  Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Securityholders as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Securityholders for every purpose hereunder.

                  Such notice shall be deemed to have been given when such notice is mailed.

                  Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                      ARTICLE TWO CONVERSION OF SECURITIES

                  SECTION 2.1.  Conversion Privilege and Conversion Rate.

                  Subject to and upon compliance with the provisions of this Article, at the option of the Securityholder thereof, any Convertible Security may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence for each series of Convertible Securities at the opening of business on and expire at the close of business on the dates set forth in or pursuant to the Board Resolution establishing the terms of that series, and specified in an Officers' Certificate if not so specified in a Board Resolution, subject, in the case of any Convertible Security issued in global form, to any Applicable Procedures. In case a Convertible Security or portion thereof is called for redemption, such conversion right in respect of the Convertible Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date for Convertible Securities of that series, unless the Corporation defaults in making the payment due upon redemption (subject as aforesaid to any Applicable Procedures with respect to Convertible Security issued in global form).

                  Convertible Securities of any series may be converted initially at a conversion rate (the "Conversion Rate") set forth in or pursuant to the Board Resolution establishing the terms of that series and specified in an Officers' Certificate if not so

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specified in a Board Resolution,. The Conversion Rate for each outstanding series will be adjusted in certain instances as provided in Section 2.4.

                  SECTION 2.2.  Exercise of Conversion Privilege.

                  In order to exercise the conversion privilege, the Securityholder of any Convertible Security to be converted shall surrender such Convertible Security, duly endorsed in blank, at any office or agency of the Corporation maintained for that purpose pursuant to Section 5.2 of the Indenture, accompanied by a duly signed conversion notice substantially in the form established by or pursuant to the Board Resolution establishing the terms of such series stating that the Securityholder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each Convertible Security surrendered for conversion (in whole or in part) during the Record Date Period (except in the case of any Convertible Security or portion thereof which has been called for redemption on a Redemption Date occurring within such Record Date Period and, as a result, the right to convert such Convertible Security would otherwise terminate in such period if not exercised) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the interest payable on such interest payment date on the initial principal amount of such Convertible Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such interest payment date with respect to any Convertible Security (or portion thereof, if applicable) that is surrendered for conversion during the Record Date Period shall be paid to the Securityholder of such Convertible Security as of such regular record date in an amount equal to the interest that would have been payable on such Convertible Security if such Convertible Security had been converted as of the close of business on such interest payment date. Interest payable on any interest payment date in respect of any Convertible Security surrendered for conversion on or after such interest payment date shall be paid to the Securityholder of such Convertible Security as of the regular record date next preceding such interest payment date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the interest payment date next preceding the conversion date, in respect of any Convertible Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the securities issued upon conversion. The Corporation's delivery to the Securityholder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Supplemental Indenture) into which a Convertible Security is convertible will be deemed to satisfy the Corporation's obligation to pay the principal amount of the Convertible Security.

                  Convertible Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Convertible Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Securityholders of such Convertible Securities as Securityholders shall cease, and the person or persons entitled to receive the shares of Common Stock issuable

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upon conversion shall be treated for all purposes as the record holder or holders of such securities at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver to the Trustee, for delivery to the Securityholder (unless a different person is indicated on the Conversion Notice), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 2.3.

                  In the case of any Convertible Security which is converted in part only, upon such conversion the Corporation shall execute and the Trustee shall authenticate and deliver to the Securityholder thereof, at the expense of the Corporation, a new Convertible Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S. $1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

                  SECTION 2.3.  Fractions of Shares.

                  No fractional shares of Common Stock shall be issued upon conversion of any Convertible Security or Securities. If more than one Convertible Security shall be surrendered for conversion at one time by the same Securityholder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Convertible Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Convertible Security or Securities (or specified portions thereof), the Corporation shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price Per Share at the close of business on the day of conversion.

                  SECTION 2.4.  Adjustment of Conversion Rate.

                  The Conversion Rate shall be subject to adjustments from time to time as follows:

                  (1) In case the Corporation shall pay or make a dividend or other distribution on shares of any class of capital stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing the Conversion Rate in effect immediately prior to such date by a fraction:

                      (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and

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                      (ii) the denominator shall be the sum of such number of
                           shares and the total number of shares constituting such dividend or other distribution.

                  Such increase will become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                  (2)  Subject to the last sentence of paragraph (7) of this
Section 2.4, in case the Corporation shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 2.4) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants that by their terms will also be issued to any Securityholder upon conversion of a Convertible Security into shares of Common Stock without any action required by the Corporation or any other person), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing the Conversion Rate in effect immediately prior to such date by a fraction:

                      (i)    the numerator of which will be the number of shares
                           of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and

                      (ii)   the denominator shall be the number of shares of
                           Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase.

                  Such increase will become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be

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immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

                  (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4)  Subject to the last sentence of paragraph (7) of this
Section 2.4, in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock or rights, options or warrants to subscribe for or purchase shares of any class of capital stock (other than any rights, options or warrants that by their terms will also be issued to any Securityholder upon conversion of a Convertible Security into shares of Common Stock without any action required by the Corporation or any other person) or other property (including cash or assets or securities, but excluding (i) any rights, options or warrants referred to in paragraph (2) of this Section, (ii) any dividend or distribution paid exclusively in cash, other than those referred to in paragraphs (5) and (6) below, (iii) any dividend or distribution referred to in paragraph (1) of this Section and (iv) any consideration distributed in any merger or consolidation to which Section 2.11 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction:

                      (i)    the numerator of which will be the current market
                           price per share (determined as provided in paragraph
                           (8) of this Section 2.4) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the

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                           assets, shares or evidences of indebtedness so
                           distributed applicable to one share of Common Stock and

                      (ii)   the denominator shall be such current market price
                           per share of the Common Stock.

                  Such adjustment will become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date that the Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

                  (5) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding cash distributed upon a merger or consolidation to which Section 2.11 applies) in an aggregate amount that, combined together with (I) the aggregate amount of any other all-cash distributions to all holders of its Common Stock made exclusively in cash within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
(5) or paragraph (6) of this Section 2.4 has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of any non-cash consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section 2.4 has been made (the "combined cash and tender amount") exceeds 10% of the product of the current market price per share (determined as provided in paragraph (8) of this Section 2.4) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction:

                      (i)    the numerator of which shall be equal to the
                           current market price per share (determined as provided in paragraph (8) of this Section 2.4) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over 10% of such aggregate current market price divided by
                           (y) the number of shares of Common Stock outstanding on such date for determination and

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                      (ii)   the denominator of which shall be equal to the
                           current market price per share (determined as provided in paragraph (8) of this Section 2.4) of the Common Stock on such date fixed for determination.

                  (6) In case a tender offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of any non-cash consideration payable in respect of any other tender offer by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) or paragraph (5) of this Section 2.4 has been made and (II) the aggregate amount of any cash distributions to all holders of the Common Stock within 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section 2.4 has been made (the "combined tender and cash amount") exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 2.4) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction

                      (i)    the numerator of which shall be equal to (A) the
                           product of (I) the current market price per share of the Common Stock (determined as provided in paragraph
                           (8) of this Section 2.4) on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (B) the combined tender and cash amount, and

                      (ii)   the denominator of which shall be equal to the
                           product of (A) the current market price per share of the Common Stock (determined as provided in paragraph
                           (8) of this Section 2.4) on the date of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered shares) as

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

                           of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                  (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 2.11 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section 2.4), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 2.4). Rights, options or warrants issued by the Corporation to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of capital stock of the Corporation, which rights, options or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of capital stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this
Section 2.4 not be deemed issued or distributed until the occurrence of the earliest Trigger Event.

                  (8)  For the purpose of any computation under paragraphs (2),
(4), (5) or (6) of this Section 2.4, the current market price per share of Common Stock on any date shall be calculated by the Corporation and be the average of the daily Closing Prices Per Share for the five consecutive Trading Days selected by the Corporation commencing not more than 10 Trading Days before, and ending not later than the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

                  (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (10) The Corporation may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 2.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Corporation shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall, absent manifest error, be final and conclusive.

                  (11) Notwithstanding the foregoing provisions of this Section, no adjustment of the Conversion Rate shall be required to be made (a) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends, (b) upon a change in the par value of the Common Stock or (c) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.

                  (12) To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall give notice of the increase to the Securityholders in the manner provided in Section
1.4 hereof at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

                  SECTION 2.5.  Notice of Adjustments of Conversion Rate.

                  Whenever the Conversion Rate is adjusted as herein provided:

                  (1) the Corporation shall compute the adjusted Conversion Rate in accordance with Section 2.4 hereof and shall prepare a certificate signed by the Chief Financial Officer or Treasurer of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

                  (2) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Corporation to all Securityholders of Convertible Securities in accordance with Section 1.4.

                  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any holder of Securities desiring inspection thereof at its office during normal business hours, and shall not be deemed to have knowledge of any adjustment in the Conversion Rate unless and until a Responsible Officer of the Trustee shall have received such a certificate. Until a Responsible Officer of the Trustee receives such a certificate, the Trustee and each Conversion Agent may assume without inquiry that the last Conversion Rate of which the Trustee has knowledge remains in effect.

                  SECTION 2.6.  Notice of Certain Corporate Action.

                  In case:

                  (1) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 2.4; or

                  (2) the Corporation shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (3) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Corporation; or

                  (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 5.2 of the Indenture, and shall cause to be provided to all Securityholders in accordance with Section 1.4 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (4) of this Section 2.6. If at the time the

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

Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Corporation with the Trustee.

                  The Corporation shall cause to be filed at the principal office of the Trustee and each office or agency maintained for the purpose of conversion of Convertible Securities pursuant to Section 5.02 of the Indenture, and shall cause to be provided to all Securityholders in accordance with Section 1.4, notice of any tender offer by the Corporation or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

                  SECTION 2.7. Corporation to Reserve Common Stock; Registration; Listing.

                  (1) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Convertible Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Convertible Securities.

                  (2) The Corporation covenants that so long as the Common Stock shall be listed on the NYSE, the Corporation will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Convertible Securities, and the Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Convertible Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

                  SECTION 2.8.  Taxes on Conversions.

                  Except as provided in the next sentence, the Corporation will pay all stamp taxes and other duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Convertible Securities pursuant hereto. The Corporation shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Securityholder, or
(ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Securityholder of the Convertible Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or duty, or has established to the satisfaction of the Corporation that such tax or duty has been paid.

                  SECTION 2.9.  Covenant as to Common Stock.

                  The Corporation agrees that all shares of Common Stock that may be delivered upon conversion of Convertible Securities, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 2.8 hereof, the Corporation will pay all taxes, liens and charges with respect to the issue thereof.

                  SECTION 2.10. Cancellation of Converted Securities.

                  All Convertible Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.07 of the Indenture.

                  SECTION 2.11. Provision in Case of Consolidation, Merger or Sale of Assets.

                  In case of any consolidation or merger of the Corporation with or into any other person or any merger of another person with or into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock ) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Corporation (other than a sale of all or substantially all of the assets of the Corporation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Securityholder of each Convertible Security then Outstanding shall have the right thereafter, during the period such Convertible Security shall be convertible as specified in
Section 2.1 hereof, to convert such Convertible Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock into which such Convertible Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock (i) is not (A) a person with which the Corporation consolidated or merged with or into or which merged into or with the Corporation or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or (B) an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 2.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section
2.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases.

                  Notice of the execution of such a supplemental indenture shall be given by the Corporation to the Securityholder of each Convertible Security as provided in Section 1.4 hereof promptly upon such execution.

                  Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Securityholders upon the conversion of their Convertible Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers' Certificate or an Opinion of Counsel with respect thereto, which the Corporation shall cause to be furnished to the Trustee upon request.

                  SECTION 2.12. Responsibility of Trustee for Conversion Provisions.

                  The Trustee, subject to the provisions of Section 8.01 of the Indenture, and any Conversion Agent shall not at any time be under any duty or responsibility to any Securityholder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 8.01 of the Indenture, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Convertible Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 8.1 of the Indenture, nor any Conversion Agent shall be responsible for any failure of the Corporation to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 8.01 of the Indenture, and any Conversion Agent shall not be responsible for any failure of the Corporation to comply with any of the covenants of the Corporation contained in this Article.

                          ARTICLE THREE MISCELLANEOUS

                  SECTION 3.1. Discharge of Indenture; Effect of Conversion on Application of Trust Money.

                  All moneys deposited with the Trustee pursuant to Section
13.01 of the Indenture (and held by it or any paying agent) for the payment of Convertible Securities subsequently converted will be returned to the Corporation upon Corporation Request.

                  SECTION 3.2. Effect of Conversion on Trustee's Selection of Convertible Securities to be Redeemed.

                  If any Convertible Security selected for partial redemption by the Trustee pursuant to Section 4.03 of the Indenture is converted in part before termination of the conversion right with respect to the portion of the Convertible Security so selected, the converted portion of such Convertible Security will be deemed (so far as may be) to be the portion selected for redemption. Convertible Securities which have been converted during a selection of Convertible Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such Conversion.

                  SECTION 3.3.  Notice of Redemption; Additional Requirements.

                  In addition to the requirements provided by Section 4.04 of the Indenture, each notice of redemption with respect to Convertible Securities of each series to be redeemed must state the Conversion Rate, the date on which the right to convert the Convertible Securities to be redeemed will terminate and the places where such Convertible Securities may be surrendered for conversion.

                  SECTION 3.4. Deposit of Redemption Price; Not Applicable to Converted Securities.

                  When the Corporation deposits the redemption price of Securities called for redemption with the Trustee or paying agent on or prior to the redemption date as required by Section 4.05 of the Indenture, the Corporation will not deposit the redemption price of those Convertible Securities called for redemption which have been converted prior to the date of deposit.

                  If any Convertible Security called for redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the redemption of such Convertible Security shall be paid to the Corporation on Corporation Request.

                  SECTION 3.5. Undertaking for Costs; Not Applicable to Suits to Enforce Right to Convert.

                  The provisions of Section 7.09 of the Indenture will not apply to any suit instituted by a Securityholder for the enforcement of the right to convert any Convertible Security in accordance with Article Two of this Supplemental Indenture.

                  SECTION 3.6.  Conversion Agent; May Hold Securities.

                  The Conversion Agent, in its individual or any other capacity, may become the owner or pledgee of Convertible Securities and may otherwise deal with the Corporation with the same rights it would have if it were not the Conversion Agent.

                  SECTION 3.7. Supplemental Indenture Without Consent of Securityholders; Protection of Securityholder Conversion Right in Consolidation, etc.

                  The Corporation, when authorized by a resolution of the Board of Directors, and the Trustee may enter into an indenture or indenture supplemental to the Indenture for the purpose of making provisions with respect to the conversion rights of Securityholders pursuant to Section 2.11 of this Supplemental Indenture without the consent of the Securityholders.

                  SECTION 3.8.  Ratification of Indenture.

                  The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  SECTION 3.9.  Governing Law.

                  This Supplemental Indenture and each Convertible Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.\

                  SECTION 3.10. Not Responsible for Recitals.

                  The recitals contained in this Supplemental Indenture and the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Corporation and the Trustee assumes no responsibility for their correctness and makes no representation as to the validity or sufficiency of this Supplemental Indenture, of the Convertible Securities or of the Common Stock issuable upon conversion of the Convertible Securities.

                  SECTION 3.11. Counterparts.

                  This Supplemental Indenture may be executed in two counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, Constellation Energy Group has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents and The Bank of New York, Trustee, has caused this Supplemental Indenture to be signed by one of its authorized signatories, as of the day and year first written above.

                                         CONSTELLATION ENERGY GROUP, INC.

                                    By:  /s/ T. E. Ruszin, Jr.
                                       ---------------------------------
                                         Name:  Thomas E. Ruszin, Jr.
                                         Title: Vice President,
                                                 Treasurer and Assistant
                                                 Secretary

                                         THE BANK OF NEW YORK, as Trustee

                                         By:  /s/ Geovanni Barris
                                            ----------------------------
                                         Name:  Geovanni Barris
                                         Title: Vice President